Exhibit 99.1
TriplePoint Venture Growth BDC Corp. Announces
First Quarter 2024 Financial Results
Achieved Net Investment Income of $0.41 Per Share and
15.4% Portfolio Yield on Debt Investments for the First Quarter
DECLARES SECOND QUARTER 2024 DISTRIBUTION OF $0.40 PER SHARE
Menlo Park, Calif., May 1, 2024 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the first quarter ended March 31, 2024 and the declaration by its Board of Directors of its second quarter 2024 distribution of $0.40 per share.
First Quarter 2024 Highlights
▪Signed $130.5 million of term sheets with venture growth stage companies at TriplePoint Capital LLC (“TPC”) and TPVG closed $10.0 million of new debt commitments to venture growth stage companies;
▪Funded $13.5 million in debt investments to three portfolio companies with a 14.3% weighted average annualized yield at origination;
▪Received $30.8 million of loan principal prepayments;
▪Achieved a 15.4% weighted average annualized portfolio yield on debt investments for the quarter1;
▪Earned net investment income of $15.5 million, or $0.41 per share;
▪Generated total investment income of $29.3 million;
▪Realized an 17.9% return on average equity, based on net investment income during the quarter;
▪Eight debt portfolio companies raised an aggregate $583.6 million of capital in private financings during the quarter;
▪Held debt investments in 49 portfolio companies, warrants in 97 portfolio companies and equity investments in 46 portfolio companies as of March 31, 2024;
▪Debt investment portfolio weighted average investment ranking of 2.21 as of quarter’s end;
▪Raised $1.3 million of net proceeds under the at-the-market equity offering program (“ATM Program”);
▪Net asset value of $341.3 million, or $9.02 per share, as of March 31, 2024;
▪Total liquidity of $311.8 million and total unfunded commitments of $73.1 million;
▪Ended the quarter with a 1.27x gross leverage ratio; and
▪Declared a second quarter distribution of $0.40 per share, payable on June 28, 2024; bringing total declared distributions to $15.45 per share since the Company’s initial public offering.
“During the first quarter, we continued to navigate through the current market and position TPVG for improving conditions,” said Jim Labe, chairman and chief executive officer of TPVG. “We are pleased with the increased level of equity fundraising activity by our portfolio companies, which we believe bodes well for the long-term outlook of our investment portfolio.”
“We remain focused on our long-term goals and priorities,” said Sajal Srivastava, president and chief investment officer of the Company. “Given our growing investment pipeline, we expect to increase our new investment activity over the course of 2024 in venture growth stage companies with strong long-term prospects.”
PORTFOLIO AND INVESTMENT ACTIVITY
During the three months ended March 31, 2024, the Company entered into $10.0 million of new debt commitments with one portfolio company, funded debt investments totaling $13.5 million to three portfolio companies and acquired warrants valued at $0.2 million in two portfolio companies. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 14.3% at origination. During the quarter, the Company received $30.8 million of principal prepayments and $6.8 million of scheduled principal amortization. The weighted average annualized portfolio yield on debt investments for the first quarter was 15.4%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The return on average equity for the first quarter was 17.9% based on net investment income. The Company calculates return on average equity as the annualized rate of net investment income recognized during the period divided by the Company’s average net asset value during the period.
1 Please see the last table in this press release, titled "Weighted Average Portfolio Yield on Debt Investments," for more information on the calculation of the weighted average annualized portfolio yield on debt investments.

As of March 31, 2024, the Company held debt investments in 49 portfolio companies, warrants in 97 portfolio companies and equity investments in 46 portfolio companies. The total cost and fair value of these investments were $820.3 million and $773.6 million, respectively.
The following table shows the total portfolio investment activity for the three months ended March 31, 2024 and 2023:

	For the Three Months Ended March 31,
(in thousands)	2024	2023
Beginning portfolio at fair value	$802,145	$949,276
New debt investments, net(a)	13,155	56,374
Scheduled principal amortization	(6,812)	(16,591)
Principal prepayments and early repayments	(30,842)	(3,400)
Net amortization and accretion of premiums and discounts and end-of-term payments	405	5,318
Payment-in-kind coupon	3,787	2,085
New warrant investments	165	130
New equity investments	396	503
Proceeds from dispositions of investments	(1,106)	—
Net realized gains (losses) on investments	(8,951)	—
Net change in unrealized gains (losses) on investments	1,263	(10,867)
Ending portfolio at fair value	$773,605	$982,828
_____________
(a) Debt balance is net of fees and discounts applied to the loan at origination.
SIGNED TERM SHEETS
During the three months ended March 31, 2024, TPC entered into $130.5 million of non-binding term sheets to venture growth stage companies. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with the allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.
UNFUNDED COMMITMENTS
As of March 31, 2024, the Company’s unfunded commitments totaled $73.1 million, of which $12.5 million was dependent upon portfolio companies reaching certain milestones. Of the $73.1 million of unfunded commitments, $32.7 million will expire during 2024 and $40.4 million will expire during 2025, if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.
RESULTS OF OPERATIONS
Total investment and other income was $29.3 million for the first quarter of 2024, representing a weighted average annualized portfolio yield of 15.4% on debt investments, as compared to $33.6 million and 14.7% for the first quarter of 2023. The decrease in total investment and other income was primarily due to a lower weighted average principal amount outstanding on our income-bearing debt investment portfolio.
Operating expenses for the first quarter of 2024 were $13.8 million as compared to $15.1 million for the first quarter of 2023. Operating expenses for the first quarter of 2024 consisted of $7.0 million of interest expense and amortization of fees, $4.3 million of base management fees, $0.6 million of administration agreement expenses and $1.8 million of general and administrative expenses. Due to the total return requirement under the income component of our incentive fee structure, our income incentive fees were reduced by $3.1 million during the three months ended March 31, 2024. Operating expenses for the first quarter of 2023 consisted of $9.2 million of interest expense and amortization of fees, $4.3 million of base management fees, $0.6 million of administration agreement expenses and $0.9 million of general and administrative expenses.
For the first quarter of 2024, the Company recorded net investment income of $15.5 million, or $0.41 per share, as compared to $18.6 million, or $0.53 per share, for the first quarter of 2023. The decrease in net investment income between periods was driven primarily by lower total investment and other income.
During the first quarter of 2024, the Company recognized net realized losses on investments of $8.8 million, resulting primarily from the write-off of investments in two portfolio companies, of which $5.1 million was previously included in the Company’s net unrealized losses. During the first quarter of 2023, the Company recognized net realized losses on investments of $33,000.

Net change in unrealized gains on investments for the first quarter of 2024 was $1.3 million, consisting of $6.2 million of net unrealized gains on the warrant and equity portfolio resulting from fair value adjustments and $4.9 million of net unrealized gains from the reversal of previously recorded unrealized losses from investments realized during the period, offset by $9.8 million of net unrealized losses on the existing debt investment portfolio resulting from fair value adjustments. Net change in unrealized losses on investments for the first quarter of 2023 was $10.9 million.
The Company’s net increase in net assets resulting from operations for the first quarter of 2024 was $8.0 million, or $0.21 per share, as compared to a net increase in net assets resulting from operations of $7.7 million, or $0.22 per share, for the first quarter of 2023.
CREDIT QUALITY
The Company maintains a credit watch list with portfolio companies placed into one of five credit categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White, or 2, unless the portfolio company’s credit quality meets the characteristics of another credit category.
As of March 31, 2024, the weighted average investment ranking of the Company’s debt investment portfolio was 2.21, as compared to 2.14 at the end of the prior quarter. During the quarter ended March 31, 2024, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: two portfolio companies with an aggregate principal balance of $28.2 million were downgraded from White (2) to Yellow (3), one portfolio company with a principal balance of $24.5 million was downgraded from Yellow (3) to Orange (4), and one portfolio company with a principal balance of $6.0 million was downgraded from Orange (4) to Red (5).
The following table shows the credit categories for the Company’s debt investments at fair value as of March 31, 2024 and December 31, 2023:

	March 31, 2024			December 31, 2023
Credit Category (dollars in thousands)	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies
Clear (1)	$79,702	11.5%	6	$100,309	13.8%	7
White (2)	445,763	64.1	30	471,195	64.5	28
Yellow (3)	112,168	16.1	7	117,792	16.1	8
Orange (4)	56,788	8.2	5	40,091	5.5	5
Red (5)	770	0.1	1	908	0.1	1
	$695,191	100.0%	49	$730,295	100.0%	49
NET ASSET VALUE
As of March 31, 2024, the Company’s net assets were $341.3 million, or $9.02 per share, as compared to $346.3 million, or $9.21 per share, as of December 31, 2023.
LIQUIDITY AND CAPITAL RESOURCES
As of March 31, 2024, the Company had total liquidity of $311.8 million, consisting of cash, cash equivalents and restricted cash of $0.8 million and available capacity under its Revolving Credit Facility of $311.0 million (which excludes an additional $50.0 million available under the Revolving Credit Facility’s accordion feature), subject to existing advance rates, terms and covenants. As of March 31, 2024, the Company held $3.0 million of stock and warrant positions in publicly traded companies. The Company ended the quarter with a 1.27x gross leverage ratio and an asset coverage ratio of 179%.
The Company maintains an ATM Program with UBS Securities LLC, providing for the issuance from time to time of shares of its common stock. As of March 31, 2024, the Company has raised $22.4 million of total net proceeds under the ATM Program.
DISTRIBUTION
On April 24, 2024, the Company’s board of directors declared a regular quarterly distribution of $0.40 per share for the second quarter, payable on June 28, 2024 to stockholders of record as of June 14, 2024. As of March 31, 2024, the Company had estimated spillover income of $42.3 million, or $1.12 per share.

RECENT DEVELOPMENTS
Since March 31, 2024 and through April 30, 2024:
▪TPC’s direct originations platform entered into $29.3 million of additional non-binding signed term sheets with venture growth stage companies;
▪The Company closed $20.5 million of additional debt commitments;
▪TFG Holding, Inc. was acquired; and
▪The Company entered into an amendment to the Revolving Credit Facility to, among other things, extend the revolving period to August 31, 2024.
CONFERENCE CALL
The Company will host a conference call at 5:00 p.m. Eastern Time, today, May 1, 2024, to discuss its financial results for the quarter ended March 31, 2024. To listen to the call, investors and analysts should dial (844) 826-3038 (domestic) or +1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through June 1, 2024, by dialing (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and entering conference ID 7037324. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, https://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for one year after the call.
ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, investment activity, financial condition or results of operations and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, investment activity, performance, condition or results may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, and the impact of such changes on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
INVESTOR RELATIONS AND MEDIA CONTACT
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Assets and Liabilities
(in thousands, except per share data)

	March 31, 2024	December 31, 2023
Assets	(unaudited)
Investments at fair value (amortized cost of $820,339 and $850,142, respectively)	$773,605	$802,145
Cash and cash equivalents	124	153,328
Restricted cash	639	18,254
Deferred credit facility costs	2,360	2,714
Prepaid expenses and other assets	5,902	2,384
Total assets	$782,630	$978,825

Liabilities
Revolving Credit Facility	$39,000	$215,000
2025 Notes, net	69,790	69,738
2026 Notes, net	199,152	199,041
2027 Notes, net	124,187	124,117
Income incentive fee payable	—	—
Base management fee payable	4,302	4,490
Other accrued expenses and liabilities	4,932	20,133
Total liabilities	$441,363	$632,519

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share	378	376
Paid-in capital in excess of par value	495,015	492,934
Total distributable earnings (loss)	(154,126)	(147,004)
Total net assets	$341,267	$346,306
Total liabilities and net assets	$782,630	$978,825

Shares of common stock outstanding (par value $0.01 per share and 450,000 authorized)	37,846	37,620
Net asset value per share	$9.02	$9.21

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2024	2023
	(unaudited)	(unaudited)
Investment income
Interest income from investments	$28,527	$32,254
Other income	746	1,375
Total investment and other income	$29,273	$33,629

Operating expenses
Base management fee	$4,302	$4,311
Income incentive fee	—	—
Interest expense and amortization of fees	7,011	9,245
Administration agreement expenses	611	573
General and administrative expenses	1,826	921
Total operating expenses	$13,750	$15,050

Net investment income	$15,523	$18,579

Net realized and unrealized gains/(losses)
Net realized gains (losses) on investments	$(8,807)	$(33)
Net change in unrealized gains (losses) on investments	1,263	(10,867)
Net realized and unrealized gains/(losses)	$(7,544)	$(10,900)

Net increase (decrease) in net assets resulting from operations	$7,979	$7,679

Per share information (basic and diluted)
Net investment income per share	$0.41	$0.53
Net increase (decrease) in net assets per share	$0.21	$0.22
Weighted average shares of common stock outstanding	37,649	35,349

Total distributions declared per share	$0.40	$0.40

Weighted Average Portfolio Yield
on Debt Investments

Ratios (Percentages, on an annualized basis)(1)	For the Three Months Ended March 31,
	2024	2023
Weighted average portfolio yield on debt investments(2)	15.4%	14.7%
Coupon income	12.2%	11.8%
Accretion of discount	0.9%	1.2%
Accretion of end-of-term payments	1.6%	1.7%
Impact of prepayments during the period	0.7%	—%
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(1)Weighted average portfolio yields on debt investments for periods shown are the annualized rates of interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The calculation of weighted average portfolio yields on debt investments excludes any non-income producing debt investments, but includes debt investments on non-accrual status. The weighted average yields reported for these periods are annualized and reflect the weighted average yields to maturities.
(2)The weighted average portfolio yields on debt investments reflected above do not represent actual investment returns to the Company’s stockholders.